EXHIBIT 32



      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER
        OF PALMETTO BANCSHARES, INC. PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, as the chief executive officer and chief accounting officer of Palmetto Bancshares, Inc., certify that the Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2003, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Palmetto Bancshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

By:

/s/      L. Leon Patterson
------------------------------------------
 L. Leon Patterson
 Chairman and Chief Executive Officer, Palmetto Bancshares, Inc.


/s/      Paul W. Stringer
------------------------------------------
 Paul W. Stringer
 Chairman and Chief Executive Officer, The Palmetto Bank
 (Chief Accounting Officer)

Date:   March 29, 2004